EXHIBIT 23(a)

                                BALCH & BINGHAM
                              POST OFFICE BOX 306
                           BIRMINGHAM, ALABAMA 35201
                                 (205) 251-8100










                                 June 16, 1995



Southern Electric Generating Company
600 North 18th Street
Birmingham, Alabama  35291

Ladies and Gentlemen:

We have examined the registration statement and prospectus proposed to be filed by Georgia Power Company with the Securities and Exchange Commission under the Securities Act of 1933 with reference to the issuance of an additional $190,000,000 principal amount of securities, and we have represented you in connection therewith.

We advise you that we have reviewed the statements under the captions in Georgia Power Company's Annual Report on Form 10-K incorporated in such prospectus by reference as are indicated under the caption "Legal Opinions and Experts" in such prospectus as to matters of law and legal conclusions, and, in our opinion, such statements are correct.

We hereby consent to the filing of this opinion as an exhibit to the aforementioned registration statement and to the statements with respect to our firm under the caption "Legal Opinions and Experts" in the prospectus.

                                                     Very truly yours,

                                                     /s/Balch & Bingham